UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2004

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1118 East Green Street, Pasadena, CA	91106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 792-5549

Not Applicable

(Former name or former address, if changed since last report)

Arrowhead Research Corporation (the “Arrowhead Research”) hereby amends Item 7 of its Current Report on Form 8-K dated June 18, 2004 to include the financial statement information indicated in Item 7 below, as required by Item 7(a) of Form 8-K and Item 7(b) of Form 8-K. The information was excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8-K. The original June 18, 2004 filing of Form 8-K described the acquisition of Insert Therapeutics, Inc. (“Insert Therapeutics”), a Pasadena-based company focused on designing, developing and commercializing delivery-enhanced therapeutics using its patented class of polymeric delivery systems.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

ITEM 7 (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The audited financial statements for Insert as of December 31, 2003 and 2002, together with a report of independent auditors are hereby filed as part of this Report on Form 8-K/ A and are included in Exhibit 99.1. Unaudited financial statements for Insert Therapeutics as of March 31, 2004 and 2003 are also included.

ITEM 7 (b). PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information of the Company, are hereby filed as part of this Report on Form 8-K/ A and are included in Exhibit 99.2:

a	)	Unaudited pro forma condensed combined balance sheet as of March 31, 2004.

b	)	Unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2004.

c	)	Unaudited pro forma condensed combined statements of operations for the year ended September 30, 2003 (combining pro forma information for Insert Therapeutics as of the year ended December 31, 2003).

d	)	Notes to unaudited pro forma condensed combined financial statements.

ITEM 7 (c). EXHIBITS

Exhibit No.	Description
23.1	Consent of Independent Auditors of Insert Therapeutics, Inc.

99.1	Independent Auditor’s Report and Financial Statements of Insert Therapeutics, Inc.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Arrowhead Research Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2004

ARROWHEAD RESEARCH CORPORATION

By:	/s/ R. Bruce Stewart
R. Bruce Stewart, President